Exhibit 10.10

EXECUTED COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of May 27, 2011, is entered into by and among GUNDLE SLT/ENVIRONMENTAL, INC., a Delaware corporation (the “Borrower”), each other Grantor (as hereinafter defined) from time to time party hereto, GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), in its capacity as administrative agent under the First-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First-Lien Agent”), and JEFFERIES FINANCE LLC (“Jefferies Finance”), in its capacity as administrative agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second-Lien Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Borrower, certain of the other Grantors, the lenders party thereto from time to time, and GE Capital, as First-Lien Agent for the First-Lien Lenders, have entered into that certain First-Lien Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “First-Lien Credit Agreement”), providing for the making of term and revolving loans to the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as provided therein;

WHEREAS, the Borrower, certain of the other Grantors, the lenders party thereto from time to time, and Jefferies Finance, as Second-Lien Agent for the Second-Lien Lenders, have entered into that certain Second-Lien Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Second-Lien Credit Agreement”), providing for the making of term loans to the Borrower as provided therein;

WHEREAS, the obligations of the Borrower and the other Grantors under the First-Lien Loan Documents, and all Secured Rate Contracts with one or more Secured Swap Providers, will be secured by substantially all the assets of the Borrower and the other Grantors, respectively, pursuant to the terms of the First-Lien Collateral Documents;

WHEREAS, the obligations of the Borrower and the other Grantors under the Second-Lien Loan Documents will be secured by substantially all the assets of the Borrower and the other Grantors, respectively, pursuant to the terms of the Second-Lien Collateral Documents;

WHEREAS, the First-Lien Loan Documents and the Second-Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First-Lien Agent and the other First-Lien Secured Parties to consent to the Grantors incurring the Second-Lien Obligations and to induce the First-Lien Secured Parties to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor, the Second-Lien Agent on behalf of the Second-Lien Secured Parties (and each Second-Lien Secured Party by its acceptance of the benefits of the Second-Lien Collateral Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1           Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agent” means, as the context requires, collectively, the First-Lien Agent and the Second-Lien Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Banks” has the meaning set forth in Section 7.4(b) .

“Borrower” has the meaning set forth in the preamble hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” means the remainder of (x) $180,000,000 minus (y) the sum of (I) the aggregate amount of any repayments of principal of term loans under the First-Lien Credit Agreement after the date hereof and (II) the aggregate amount of permanent mandatory reductions to the revolving credit commitments under the First-Lien Credit Agreement after the date hereof (excluding any such repayments and/or commitment reductions to the extent Refinanced pursuant to a replaced or amended First-Lien Credit Agreement and limited to the unfunded portion of revolving credit commitments that expire or are terminated in accordance with the terms of the First-Lien Credit Agreement unless accompanied by a permanent cash repayment of the principal amount of loans outstanding thereunder).

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Collateral” means all of the assets and property of any Grantor of any kind whatsoever, whether real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired or arising and wheresoever located, constituting First-Lien Collateral and/or Second-Lien Collateral.

“Collateral Documents” means, collectively, the First-Lien Collateral Documents and the Second-Lien Collateral Documents.

“Comparable Second-Lien Collateral Document” means, in relation to any Collateral subject (or purported to be subject) to any Lien created under any First-Lien Collateral Document, that Second-Lien Collateral Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor.

“Defaulting Secured Party” has the meaning set forth in Section 5.7(d) hereof.

“Discharge of First-Lien Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of all First-Lien Obligations (other than Secured Rate Contract Obligations), (b) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First-Lien Agent) of all Letters of Credit issued by any First-Lien Secured Party and (c) termination of all commitments of the First-Lien Secured Parties under the First-Lien Credit Agreement.

“Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of all First-Lien Obligations, (b) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First-Lien Agent and in the case of a Secured Rate Contract, the respective Secured Swap Provider or Secured Swap Providers) of all Letters of Credit and Secured Rate Contracts issued or entered into, as the case may be, by any First-Lien Secured Party and (c) termination of all commitments of the First-Lien Secured Parties under the First-Lien Credit Agreement.

“Eligible Purchaser” has the meaning set forth in Section 5.7(a) hereof.

“First-Lien Agent” has the meaning set forth in the first paragraph of this Agreement.

“First-Lien Collateral” means all of the assets and property of any Grantor of any kind whatsoever, whether real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired or arising and wheresoever located, with respect to which a Lien is now or hereafter granted (or purported to be granted, including, without limitation, any Liens granted in an Insolvency or Liquidation Proceeding) as security for any First-Lien Obligations.

“First-Lien Collateral Documents” means the Collateral Documents (as defined in the First-Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

“First-Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“First-Lien Documents” means and includes (i) the First-Lien Loan Documents and (ii) the Secured Rate Contracts entered into with one or more Secured Swap Providers.

“First-Lien Lenders” means the “Lenders” under, and as defined in, the First-Lien Credit Agreement; provided that the term “First-Lien Lender” shall in any event include each letter of credit issuer and each swingline lender under the First-Lien Credit Agreement.

“First-Lien Loan Documents” means the First-Lien Credit Agreement, the First-Lien Collateral Documents and the other Loan Documents (as defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Secured Rate Contracts), as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time in accordance with the terms thereof and hereof.

“First-Lien Obligations” means (i) all Obligations of every kind, nature and description whatsoever outstanding, or otherwise owing to any of the First-Lien Secured Parties, under or in connection with the First-Lien Credit Agreement and the other First-Lien Loan Documents, and (ii) all Secured Rate Contract Obligations. “First-Lien Obligations” shall in any event include: (a) all “Obligations” as defined in the First-Lien Credit Agreement, (b) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (c) any and all fees and expenses (including attorneys’ and/or consultants’ fees and expenses) incurred by the First-Lien Agent and the other First-Lien Secured Parties on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (d) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

“First-Lien Required Lenders” means the “Required Lenders” under, and as defined in, the First-Lien Credit Agreement.

“First-Lien Secured Parties” means, at any relevant time, the Secured Parties (as defined in the First-Lien Credit Agreement) at such time.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including, without limitation, the FASB Accounting Standards CodificationTM, which are applicable to the circumstances as of the date of determination, subject to Section 11.3 of the First-Lien Credit Agreement and Section 11.3 of the Second-Lien Credit Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Grantors” means Holdings, the Borrower and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Collateral Document or a Second-Lien Collateral Document.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First-Lien Credit Agreement or the Second-Lien Credit Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any of its assets, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Letters of Credit” means “Letters of Credit” under, and as defined in, the First-Lien Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Loans” means “Loans” under, and as defined in, the First-Lien Credit Agreement.

“New Agent” has the meaning set forth in Section 5.6 hereof.

“Obligations” means any and all Indebtedness, obligations, liabilities and debts (including guaranty obligations, liabilities and debts) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness or obligations under any Rate Contract, including any reimbursement obligation in respect of any letter of credit or the purchase of a risk participation in any underlying letter of credit, or any other liability, including interest that accrues on or after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, cost or expense reimbursement obligations or other amounts, debts, charges, liabilities or monetary obligations payable or owing under the documentation governing any indebtedness or Rate Contract (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), including any such fees, indemnification obligations, cost or expense reimbursement obligations or other amounts, debts, charges, liabilities or monetary obligations that accrue on or after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for any such amounts is allowed in any such Insolvency or Liquidation Proceeding, (c) any obligation to post cash collateral in respect of letters of credit or any other obligations (including obligations under Rate Contracts), and (d) all performance obligations under the documentation governing any indebtedness, in each case, whether direct or indirect, absolute or contingent, joint or several, due or to become due, primary or secondary, liquidated or unliquidated, now existing or hereafter arising and however acquired.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” means (a) the “Pledged Collateral” under, and as defined in, the applicable First-Lien Collateral Document and Second-Lien Collateral Document, respectively, and (b) any other Collateral in the possession of the First-Lien Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code or other applicable local law.

“Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.

“Priority Lien” has the meaning set forth in Section 5.1(c) hereof.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Required First-Lien Secured Parties” means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least a majority of the then outstanding Secured Rate Contract Obligations (determined by the First-Lien Agent in such reasonable manner as is acceptable to it).

“Second-Lien Agent” has the meaning set forth in the first paragraph of this Agreement.

“Second-Lien Collateral” means all of the assets and property of any Grantor of any kind whatsoever, whether real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired or arising and wheresoever located, with respect to which a Lien is now or hereafter granted (or purported to be granted, including, without limitation, any Liens granted in an Insolvency or Liquidation Proceeding) as security for any Second-Lien Obligations.

“Second-Lien Collateral Documents” means the Collateral Documents (as defined in the Second-Lien Credit Agreement) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified or Refinanced from time to time in accordance with the terms hereof and thereof.

“Second-Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Second-Lien Lenders” means the “Lenders” under, and as defined in, the Second-Lien Credit Agreement.

“Second-Lien Loan Documents” means the Second-Lien Credit Agreement, the other Loan Documents (as defined in the Second-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, as the same may be amended, restated, modified and/or otherwise supplemented or Refinanced from time to time in accordance with the terms hereof, thereof and the First-Lien Credit Agreement; provided that any such amendment, restatement, modification, supplement or Refinancing does not increase the aggregate principal amount thereof beyond the limit set forth in the First-Lien Credit Agreement and is otherwise in accordance with the provisions of the First-Lien Credit Agreement and this Agreement.

“Second-Lien Obligations” means all Obligations of every kind, nature and description whatsoever outstanding, or otherwise owing to Second-Lien Secured Parties, under or in connection with the Second-Lien Credit Agreement and the other Second-Lien Loan Documents.  “Second-Lien Obligations” shall in any event include:  (a) all “Obligations” as defined in the Second-Lien Credit Agreement, (b) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (c) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Agent and the other Second-Lien Secured Parties on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (d) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

“Second-Lien Secured Parties” means, at any relevant time, the Secured Parties (as defined in the Second-Lien Credit Agreement).

“Secured Parties” means, collectively, the First-Lien Secured Parties and the Second-Lien Secured Parties.

“Secured Rate Contract” means any Rate Contract between the Borrower (or its applicable Subsidiary) and the Secured Swap Provider party thereto.

“Secured Rate Contract Obligations” means all Obligations of every kind, nature and description whatsoever outstanding, or otherwise owing to a Secured Swap Provider, under or in connection with any Secured Rate Contract.

“Secured Swap Provider” has the meaning set forth in the First-Lien Credit Agreement.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than 50% of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Subsidiary Guarantors” means each Subsidiary of the Borrower which enters into a guaranty of any First-Lien Obligations or Second-Lien Obligations.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2. Priority of Liens.

2.1           Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Lien Loan Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Agent, on behalf of itself and the other Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that:  (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Agent or any First-Lien Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Agent, any Second-Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.  The parties hereto acknowledge and agree that it is their intent that the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor). The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the First-Lien Obligations or Second-Lien Obligations, nor by any action or inaction which any of the Secured Parties may take or fail to take in respect of the Collateral.

2.2           Prohibition on Contesting Liens.  Each of the Second-Lien Agent, for itself and on behalf of each Second-Lien Secured Party, and the First-Lien Agent, for itself and on behalf of each First-Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Collateral Document or any Obligation thereunder, (ii) the enforceability of the First-Lien Obligations or the Second-Lien Obligations, (iii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Collateral Documents with respect to the First-Lien Obligations and the Second-Lien Obligations or (iv) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any Collateral Document with respect to such Liens, mortgages, assignments and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First-Lien Agent or any First-Lien Secured Party to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 2.1 hereof.

2.3           No New Liens. So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that no Grantor shall grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted a Lien on such asset or property to secure the First-Lien Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Agent and/or the other First-Lien Secured Parties, the Second-Lien Agent, on behalf of itself and the other Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.

2.4           Similar Liens and Agreements.  The parties hereto agree that it is their intention that neither the First-Lien Collateral nor the Second-Lien Collateral be more expansive than the Second-Lien Collateral and the First-Lien Collateral, respectively. In furtherance of the foregoing and of Section 8.9 hereof, the First-Lien Agent, the other First-Lien Secured Parties, the Second-Lien Agent and the other Second-Lien Secured Parties agree, subject to the other provisions of this Agreement:

(i)            upon request by the First-Lien Agent or the Second-Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second-Lien Collateral or the First-Lien Collateral, respectively, and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second-Lien Collateral Documents or the First-Lien Collateral Documents, respectively;

(ii)           that the First-Lien Collateral Documents and the Second-Lien Collateral Documents shall be in all material respects the same forms of documents other than with respect to the priority nature of the Liens created thereunder in the respective Collateral; and

(iii)          that the guarantees for the First-Lien Obligations and the Second-Lien Obligations shall be substantially in the same form.

2.5           Perfection.  Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien.  The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3. Enforcement.

3.1           Exercise of Remedies. (a) The provisions of this clause (a) are subject to clause (e) below in this Section 3.1. So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor: (i) the Second-Lien Agent and the other Second-Lien Secured Parties will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Collateral (whether available under the Second-Lien Loan Documents, pursuant to applicable law or otherwise, including, without limitation, foreclosing on the Liens of such Person in any Collateral, selling or realizing on any of the Collateral, taking possession of Collateral (unless solely for purposes of perfecting Liens on such Collateral), the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Secured Party is a party, the exercise of voting rights or other rights and remedies pertaining to pledged equity interests and the contacting of account debtors for payment in respect of accounts receivable owing to any Grantor) or institute or commence, or join with any Person in instituting or commencing, any action or proceeding with respect to any such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or any other action brought by the First-Lien Agent or any other First-Lien Secured Party on account of or in respect of the Collateral or any other exercise by the First-Lien Agent or any other First-Lien Secured Party of any rights and remedies (whether of a kind described above or otherwise) relating to the Collateral, whether available under the First-Lien Documents, pursuant to applicable law or otherwise (including the institution of any Insolvency or Liquidation Proceeding), or object to the forbearance by the First-Lien Agent or the other First-Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Agent shall have the exclusive right, and the Required First-Lien Secured Parties shall have the exclusive right to instruct the First-Lien Agent, to enforce rights, exercise remedies (whether available under the First-Lien Documents, pursuant to applicable law or otherwise, including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Agent or any other Second-Lien Secured Party, all as though the Second-Lien Obligations did not exist; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second-Lien Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Agent or the other First-Lien Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral in accordance with the terms of this Agreement, (C) the Second-Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Secured Parties, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second-Lien Secured Parties may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and only with respect to the portion of their claim that is unsecured and (E) the Second-Lien Secured Parties may vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with, or not violative of, the terms of this Agreement with respect to the Second-Lien Obligations and the Collateral.  In exercising rights and remedies with respect to the Collateral, the First-Lien Agent and the other First-Lien Secured Parties may enforce the provisions of the First-Lien Documents and exercise remedies thereunder and under applicable law, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or other applicable law and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral (whether available under the Second-Lien Loan Documents, applicable law or otherwise, including, without limitation, all rights and remedies of a kind described in Section 3.1(a) above), and shall not hold possessory Liens on all or any part of the Collateral (such possessory Liens to be held by First-Lien Agent, subject to the terms of Section 5.5 hereof), unless and until the Discharge of First-Lien Obligations has occurred.  Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Agent and the other Second-Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second-Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Loan Documents and applicable law.

(c)           The Second-Lien Agent, for itself and on behalf of the Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Agent and the other Second-Lien Secured Parties will not take any action that would hinder, delay, limit or prohibit any exercise of rights or remedies by First-Lien Agent or the First-Lien Secured Parties with respect to all or any part of the Collateral (whether available under the First-Lien Documents, applicable law or otherwise), including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Collateral Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Secured Parties may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Agent or the other First-Lien Secured Parties seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Agent or First-Lien Secured Parties is adverse to the interest of the Second-Lien Secured Parties.

(d)           The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Collateral Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the other First-Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First-Lien Loan Documents.

(e)           Notwithstanding anything to the contrary in preceding clauses (a) through (d) of this Section 3.1, at any time while an “event of default” exists under (and as defined in) the Second-Lien Credit Agreement, then so long as 180 days have elapsed after written notice thereof (and requesting that enforcement action be taken with respect to the Collateral) has been received by the First-Lien Agent from the Second-Lien Agent and so long as the respective “event of default” shall not have been cured or waived (or any acceleration in respect thereof rescinded), the Second-Lien Agent, for itself and on behalf of the Second-Lien Secured Parties, may, but only if the First-Lien Agent or the First-Lien Secured Parties are not pursuing in good faith enforcement proceedings, or otherwise exercising rights and remedies (including, without limitation, the solicitation of bids from third parties to conduct the liquidation of all or any portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any portion of the Collateral, the notification of account debtors to make payments to the First-Lien Agent or its agents, the initiation of any action to take possession of all or any portion of the Collateral, the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any portion of the Collateral, diligently attempting in good faith to vacate any stay prohibiting an enforcement action with respect to all or any portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an enforcement action with respect to the Collateral), with respect to all or any portion of the Collateral in a commercially reasonable manner (with any determination of which Collateral to proceed against, and in what order, to be made by the First-Lien Agent or such First-Lien Secured Parties in their reasonable judgment), enforce the Liens on Collateral granted pursuant to the Second-Lien Collateral Documents, provided that (x) any Collateral or any proceeds of Collateral received by the Second-Lien Agent or such other Second-Lien Secured Party, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof and (y) the First-Lien Agent or any other First-Lien Secured Parties may at any time take over such enforcement proceedings, provided that the First-Lien Agent or such First-Lien Secured Parties, as the case may be, pursue enforcement proceedings, or otherwise exercise rights and remedies (including, without limitation, the solicitation of bids from third parties to conduct the liquidation of all or any portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any portion of the Collateral, the notification of account debtors to make payments to the First-Lien Agent or its agents, the initiation of any action to take possession of all or any portion of the Collateral, the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any portion of the Collateral, diligently attempting in good faith to vacate any stay prohibiting an enforcement action with respect to all or any portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an enforcement action with respect to the Collateral), with respect to all or any portion of the Collateral in a commercially reasonable manner, with any determination of which Collateral to proceed against, and in what order, to be made by the First-Lien Agent or such First-Lien Secured Parties in their reasonable judgment, and provided further that the Second-Lien Agent or Second-Lien Secured Parties, as the case may be, shall only be able to recoup (from amounts realized by the First-Lien Agent or any First-Lien Secured Parties) in any enforcement proceeding with respect to the Collateral (whether initiated by the First-Lien Agent or First-Lien Secured Parties or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in Section 4 hereof.

SECTION 4. Payments.

4.1           Application of Proceeds.  So long as the Discharge of First-Lien Obligations has not occurred, any Collateral or proceeds thereof received by any Secured Creditor pursuant to the enforcement of any Collateral Document or the exercise of any rights or remedies (including setoff) with respect to all or any portion of the Collateral, whether available under any Collateral Document, pursuant to applicable law or otherwise, together with all other proceeds received by any Secured Party (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such rights or remedies or from the collection, disposition or other realization on the Collateral or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor (including, without limitation, any such distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second-Lien Obligations), or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be paid over to the First-Lien Agent, for the benefit of the First-Lien Secured Parties, and applied by the First-Lien Agent to the First-Lien Obligations (including, without limitation, for purposes of cash collateralization of Letters of Credit and Secured Rate Contracts) in such order as specified in the relevant First-Lien Collateral Document. Upon the Discharge of the First-Lien Obligations, the First-Lien Agent shall deliver to the Second-Lien Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Loan Documents.

4.2           Payments Over.  Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Agent or any other Second-Lien Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the First-Lien Agent for the benefit of the First-Lien Secured Parties in the same form as received, to be applied to the First-Lien Obligations in accordance with the preceding Section 4.1, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such other Second-Lien Secured Party.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5. Other Agreements.

5.1           Releases.

(a)           If, in connection with:

(i)            the exercise of any of the First-Lien Agent’s rights and remedies in respect of the Collateral (whether available under any First-Lien Document, pursuant to applicable law or otherwise and including all rights and remedies of a kind described in Section 3.1 hereof), including any sale, lease, exchange, transfer or other disposition of any such Collateral (including a sale, lease, exchange, transfer or other disposition of any such Collateral with the consent or at the direction of the First-Lien Agent given during the occurrence of an event of default under the First-Lien Documents);

(ii)           the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral; or

(iii)          any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First-Lien Loan Documents and the Second-Lien Loan Documents (other than in connection with the exercise of the First-Lien Agent’s rights and remedies in respect of the Collateral which shall be governed by preceding sub-clause (i));

there occurs the release by the First-Lien Agent, acting on its own or at the direction of the Required First-Lien Secured Parties, (x) of any of its Liens on any part of the Collateral, or (y) to the extent that any such sale, lease, exchange, transfer or other disposition is of all of the equity interests of a Grantor, of any Grantor from its obligations under its guaranty of the First-Lien Obligations, then the Liens, if any, of the Second-Lien Agent, for itself and for the benefit of the Second-Lien Secured Parties, on such Collateral, and the obligations of such Grantor under its guaranty of the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released (and the Second-Lien Secured Parties shall be deemed to have consented under the Second-Lien Loan Documents to the underlying transaction and the foregoing release notwithstanding anything to the contrary contained in the Second-Lien Loan Documents), and the Second-Lien Agent, for itself or on behalf of any such Second-Lien Secured Parties, promptly shall execute and deliver to the First-Lien Agent or such Grantor such termination statements, releases and other documents as the First-Lien Agent or such Grantor may request to effectively confirm such release; provided however that if an “event of default” then exists under the Second-Lien Credit Agreement and the Discharge of First-Lien Obligations occurs concurrently with any such release, the Second-Lien Agent (on behalf of the Second-Lien Secured Parties) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the First-Lien Obligations.

(b)           Until the Discharge of First-Lien Obligations occurs, the Second-Lien Agent, for itself and on behalf of the Second-Lien Secured Parties, hereby irrevocably constitutes and appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent or such other Second-Lien Secured Party or in the First-Lien Agent’s own name, from time to time in the First-Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  Each Second-Lien Secured Party hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted under this Section 5.1(b).  No Person to whom this power of attorney is presented, as authority for the First-Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second-Lien Secured Party as to the authority of the First-Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the First-Lien Agent the authority to take and perform the actions contemplated herein. The Second-Lien Secured Parties irrevocably waive any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.  This power of attorney is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)           If, prior to the Discharge of First-Lien Obligations, a subordination of the First-Lien Agent’s Lien on any Collateral is permitted (or in good faith believed by the First-Lien Agent to be permitted) under the First-Lien Credit Agreement to another Lien permitted under the First-Lien Credit Agreement (a “Priority Lien”), then the First-Lien Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Agent, for itself and on behalf of the Second-Lien Secured Parties, shall promptly execute and deliver to the First-Lien Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Second-Lien Agent for the benefit of the Second-Lien Secured Parties to such Priority Lien, in each case, so long as such Priority Lien is otherwise permitted under the Second-Lien Credit Agreement or this Agreement.

5.2           Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent (acting at the direction of the Required First-Lien Secured Parties)

shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the First-Lien Agent for the benefit of the First-Lien Secured Parties pursuant to the terms of the First-Lien Documents (including, without limitation, for purposes of cash collateralization of commitments, Letters of Credit and Secured Rate Contracts) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Agent for the benefit of the Second-Lien Secured Parties to the extent required under the Second-Lien Loan Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Agent or any other Second-Lien Secured Parties shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Section 4.2 of this Agreement.

5.3           Amendments to First-Lien Loan Documents and Second-Lien Loan Documents.

(a)           The First-Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First-Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Second-Lien Agent or the other Second-Lien Secured Parties, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, supplement, modification or Refinancing of the First-Lien Credit Agreement shall not, without the consent of the Second-Lien Agent:

(i)            increase the “Applicable Margin” or similar component of the interest rate by more than 2.5% per annum (excluding increases resulting from the accrual of interest at the default rate set forth in the First-Lien Credit Agreement as in effect on the date hereof); or

(ii)           provide for the aggregate outstanding principal amount of the Indebtedness under the First-Lien Credit Agreement to exceed the Cap Amount (excluding, however, as a result of capitalization of interest and/or fees thereunder and excluding for the avoidance of doubt, amounts owing on account of Secured Rate Contracts).

(b)           Without the prior written consent of the First-Lien Agent (acting at the direction of the Required First-Lien Secured Parties), no Second-Lien Loan Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, supplement or modification, or the terms of any new Second-Lien Loan Document would contravene the provisions of this Agreement, the First-Lien Credit Agreement or any other First-Lien Loan Document; provided, however, without notice to, or the consent of, the First-Lien Agent or the other First-Lien Secured Parties, the Second-Lien Credit Agreement may be amended to increase the “Applicable Margin” or similar component of the interest rate by up to 2.5% per annum (excluding increases resulting from the accrual of interest at the default rate as set forth in the Second-Lien Credit Agreement as in effect on the date hereof). Each of the Borrower, each other Grantor and the Second-Lien Agent agrees that each Second-Lien Collateral Document shall include the following language (or language to similar effect approved by the First-Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 27, 2011 (as amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Gundle SLT/Environmental, Inc., the other Grantors from time to time party thereto, General Electric Capital Corporation, in its capacity as First-Lien Agent thereunder, and Jefferies Finance LLC, in its capacity as Second-Lien Agent thereunder.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, each of the Borrower, each other Grantor and the Second-Lien Agent agree that each Second-Lien Collateral Document covering any Collateral constituting real property shall contain such other language as the First-Lien Agent may reasonably request to reflect the subordination of such Second-Lien Collateral Document to the First-Lien Collateral Document covering such Collateral.

(c)           In the event the First-Lien Agent or the other First-Lien Secured Parties and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the First-Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Collateral Document or changing in any manner the rights of the First-Lien Agent, the other First-Lien Secured Parties, the Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second-Lien Credit Agreement and the Comparable Second-Lien Collateral Document without the consent of the Second-Lien Agent or the other Second-Lien Secured Parties and without any action by the Second-Lien Agent, the Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the Second-Lien Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second-Lien Loan Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second-Lien Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

5.4           Rights As Unsecured Creditors.  Except as otherwise set forth in this Agreement, the Second-Lien Agent and the other Second-Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower or any other Grantor that has guaranteed the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents and applicable law in each case in respect of the unsecured portion of their claim. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second-Lien Agent or any other Second-Lien Secured Party of the required payments of interest, premium and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Agent or any other Second-Lien Secured Party of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them; provided, however, that each Second-Lien Secured Party hereby agrees that, except as otherwise permitted by the First-Lien Credit Agreement, without the prior written consent of the First-Lien Agent, no Second-Lien Secured Party will take, demand or receive from a Grantor any prepayment of principal (whether optional, voluntary, mandatory or otherwise or by redemption, defeasance or other payment or distribution) with respect to the Second-Lien Obligations. In the event the Second-Lien Agent or any other Second-Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Agent or the other First-Lien Secured Parties may have with respect to the First-Lien Collateral.

5.5           Bailee for Perfection.

(a)           If the First-Lien Agent holds any Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) for purposes of perfecting its Lien therein, then, in addition to holding such Pledged Collateral or other Collateral for the benefit of the First-Lien Secured Parties pursuant to the terms of the First-Lien Documents, it shall be deemed to be holding such Pledged Collateral or other Collateral as contractual representative on behalf of Second-Lien Agent and any assignee thereof solely for the purpose of perfecting the security interest granted under the Second-Lien Collateral Documents, subject to the terms and conditions of this Section 5.5. If the Second-Lien Agent holds any Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees), then, in addition to holding such Pledged Collateral or other Collateral for the benefit of the Second-Lien Secured Parties pursuant to the terms of the Second-Lien Loan Documents, and without limiting its obligations under this Agreement to deliver such possessory Collateral to the First-Lien Agent, it shall be deemed to be holding such Pledged Collateral or other Collateral as contractual representative on behalf of the First-Lien Agent and any assignee thereof solely for the purpose of perfecting the security interest granted under the First-Lien Collateral Documents, subject to the terms and conditions of this Section 5.5.

(b)           Until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Loan Documents as if the Liens of the Second-Lien Agent under the Second-Lien Collateral Documents did not exist. The rights of the Second-Lien Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Agent’s rights under the First-Lien Loan Documents.

(c)           Neither the First-Lien Agent nor the Second-Lien Agent shall have any obligation whatsoever to the First-Lien Secured Parties or the Second-Lien Secured Parties to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First-Lien Agent and Second-Lien Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.

(d)           Neither the First-Lien Agent nor the Second-Lien Agent acting pursuant to this Section 5.5 shall have by reason of the First-Lien Documents, the Second-Lien Loan Documents, this Agreement or any other document a fiduciary relationship in respect of the First-Lien Secured Parties or any Second-Lien Secured Party.

(e)           Upon the Discharge of the First-Lien Obligations, the First-Lien Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Agent, if any Second-Lien Obligations remain outstanding, and second, to the Borrower or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding, subject to compliance with any order by a court of competent jurisdiction to the contrary.

5.6           When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First-Lien Obligations has occurred, the Borrower thereafter enters into any Refinancing of any First-Lien Loan Document evidencing a First-Lien Obligation which Refinancing is permitted hereby, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Loan Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First-Lien Agent under such Refinancing First-Lien Loan Documents shall be the First-Lien Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new First-Lien Loan Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second-Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.

5.7           Option to Purchase First-Lien Debt.  (a) Without prejudice to the enforcement of remedies by the First-Lien Secured Parties during the period described in Section 5.7(c) hereof, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First-Lien Loan Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second-Lien Obligations as being entitled to exercise all default purchase options as to the Second-Lien Obligations then outstanding (each, an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First-Lien Secured Parties), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First-Lien Obligations (other than the First-Lien Obligations of a Defaulting Secured Party), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all

First-Lien Obligations outstanding at the time of purchase.  Any purchase pursuant to this Section 5.7(a) shall be made as follows:

(1)           for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First-Lien Obligations (including unreimbursed amounts drawn in respect of Letters of Credit, but excluding the undrawn amount of then outstanding Letters of Credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Secured Rate Contract, the aggregate amount then owing to each Secured Swap Provider thereunder pursuant to the terms of the respective Secured Rate Contract, including without limitation all amounts owing to such Secured Swap Provider as a result of the termination (or early termination) thereof (although if any such Secured Rate Contract is not so terminated on or prior to the date of purchase, an additional amount reasonably determined by the respective Secured Swap Provider party to such Secured Rate Contract to be necessary to collateralize its credit risk arising out of such Secured Rate Contract) plus (C) all accrued and unpaid fees, expenses, penalties, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to (i) reimburse each issuing lender (or any First-Lien Secured Party required to pay same) for all amounts thereafter drawn with respect to any Letters of Credit constituting First-Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such Letters of Credit, (ii) reimburse the First-Lien Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit and any checks or other payments provisionally credited to the First-Lien Obligations and/or as to which the First-Lien Secured Parties have not yet received final payment and (iii) pay over to the First-Lien Secured Parties any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the First-Lien Obligations;

(2)           with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatso-ever, whether as to the enforceability of any First-Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First-Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First-Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First-Lien Obligations); provided that the purchase price in respect of any outstanding Letter of Credit that remains undrawn on the date of purchase shall be payable in cash as and when such Letter of Credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;

(3)           with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the First-Lien Agent or its designee in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit pursuant to the First-Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any Letter of Credit, the First-Lien Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any Letter of Credit, the First-Lien Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the First-Lien Agent as described in this clause (3) which exceed 105% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear).  Furthermore, at such time as all Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;

(4)           with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second-Lien Agent (on behalf of itself and the other Second-Lien Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;

(5)           with all amounts payable to the various First-Lien Secured Parties in respect of the assignments described above to be distributed to them by the First-Lien Agent in accordance with their respective holdings of the various First-Lien Obligations; and

(6)           with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the First-Lien Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Purchaser or Eligible Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the First-Lien Agent and each other First-Lien Secured Party shall retain all rights to indemnification as provided in the relevant First-Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7.

(b)           The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least five, and no more than ten Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the First-Lien Agent by an Eligible Purchaser. Neither the First-Lien Agent nor any other First-Lien Secured Party shall have any disclosure obligation to any Eligible Purchaser, the Second-Lien Agent or any other Second-Lien Secured Party in connection with any exercise of such purchase option.

(c)           The right to purchase the First-Lien Obligations as described in this Section 5.7 may only be exercised (by giving the irrevocable written notice described in preceding clause (b) stating a purchase date that occurs at least five, but no more than ten, Business Days after such notice is delivered to First-Lien Agent) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the First-Lien Credit Agreement, (y) the occurrence of the final maturity of the Loans under the First-Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Borrower which constitutes an event of default under the First-Lien Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such three Business Day Period, and so long as any unpaid amounts constituting First-Lien Obligations remain owing), and (2) ends on the 10th Business Day after the start of the period described in clause (1) above.

(d)           The obligations of the First-Lien Secured Parties to sell their respective First-Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First-Lien Secured Party (a “Defaulting Secured Party”) breaches its obligation to sell its First-Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First-Lien Agent or any other First-Lien Secured Party to purchase such Defaulting Secured Party’s First-Lien Obligations for resale to the holders of Second-Lien Obligations and in all cases, the First-Lien Agent and each First-Lien Secured Party complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Secured Party; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First-Lien Obligations.

(e)           Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 (so long as they meet all eligibility standards contained in all relevant First-Lien Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First-Lien Documents) for purposes of all First-Lien Documents and hereby agrees that no further consent from such Grantor shall be required.

(f)            The purchase price and cash collateral described in Section 5.7(a) shall be remitted by wire transfer of immediately available funds to such bank account of the First-Lien Agent in New York, New York, as the First-Lien Agent may designate in writing to the Eligible Purchasers for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Eligible Purchasers to the bank account designated by the First-Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Eligible Purchasers to the bank account designated by the First-Lien Agent are received in such bank account later than 1:00 p.m., New York City time.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1           Finance and Sale Issues. (a) If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Agent (acting at the direction of the Required First-Lien Secured Parties) shall desire to permit the use of Cash Collateral on which the First-Lien Agent or any other creditor of the Borrower or any other Grantor has a Lien or to permit the Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Secured Parties or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then the Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing (and shall be deemed to have waived any such objections) and will not request or accept adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the First-Lien Agent or to the extent permitted by Section 6.3 hereof) so long as (i) (a) the Post-Petition Financing does not compel such Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Post-Petition Financing documentation or a related document or (b) the Post-Petition Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the Post-Petition Financing documentation or Cash Collateral order, (ii) the Indebtedness under the Post-Petition Financing (other than such Indebtedness constituting First-Lien Obligations) is not secured by any Lien on any asset or property of any Grantor on a basis that is senior to the Liens securing the Second-Lien Obligations unless such Liens are senior to, or pari passu with the Liens securing the First-Lien Obligations, and (iii) the aggregate principal amount of the Post-Petition Financing, when added to the sum of (I) the Indebtedness for borrowed money constituting principal outstanding under the First-Lien Credit Agreement (except if part of the Post-Petition Financing and/or if representing interest and/or fees that have been capitalized) plus (II) the aggregate face amount of any letters of credit issued but not reimbursed under the First-Lien Credit Agreement, does not exceed the sum of (1) the Cap Amount then in effect plus (2) $30,000,000. To the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with any Liens securing such Post-Petition Financing, the Liens of the Second-Lien Secured Parties on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to (i) the Liens securing such Post-Petition Financing (and all Obligations relating thereto), (ii) any “replacement Liens” granted to the First-Lien Secured Parties as adequate protection of their interests in the Collateral and (iii) any “carve-out” agreed to by the First-Lien Agent or the Required First-Lien Secured Parties, and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred. No Second Lien Secured Party shall provide any Post-Petition Financing (other than a Post-Petition Financing approved by the Required First-Lien Secured Parties as contemplated above) without the prior written consent of the First-Lien Agent, which consent may be granted or denied in its sole discretion.

(b)           The Second-Lien Agent, on behalf of itself and the other Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the First-Lien Secured Parties have consented to such sale or disposition of such assets.

6.2           Relief from the Automatic Stay.  Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the other Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Agent, and none of them shall oppose a motion by the First-Lien Agent to lift any such stay.

6.3           Adequate Protection. The Second-Lien Agent, on behalf of itself and the other Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First-Lien Agent or the other First-Lien Secured Parties for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the First-Lien Agent or the other First-Lien Secured Parties to any motion, relief, action or proceeding based on the First-Lien Agent or the other First-Lien Secured Parties claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral except that, (A) if the First-Lien Agent or the First-Lien Secured Parties are granted adequate protection in the form of replacement Liens on the Grantors’ assets, the Second-Lien Secured Parties or the Second-Lien Agent on their behalf may seek or request adequate protection in the form of a replacement Lien on the same assets of the Grantors as awarded to the First-Lien Secured Parties, which Lien, however, will be subordinated to the Liens securing the First-Lien Obligations (including any replacement Liens granted in respect of the First-Lien Obligations), the Liens securing any Post-Petition Financing (and all Obligations relating thereto) and any “carve-out” agreed to by the First-Lien Agent or the Required First-Lien Secured Parties on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement, and (B) if the First-Lien Agent or the First-Lien Secured Parties are granted non-monetary adequate protection in the form of reports, notices, inspection rights, increased or additional insurance policies and similar forms of non-monetary adequate protection, the Second-Lien Secured Parties or the Second-Lien Agent on their behalf shall be entitled to seek, and if granted receive, from the respective Grantor similar non-monetary adequate protection to the extent provided to the First-Lien Agent or the First-Lien Secured Parties. Notwithstanding anything to the contrary contained herein, the failure of the Second-Lien Secured Parties to obtain any adequate protection described in this Section 6.3 shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Secured Parties pursuant to Section 6.1. Except as expressly set forth above, the Second-Lien Secured Parties may not seek or accept post-petition interest and/or adequate protection payments in any Insolvency or Liquidation Proceeding, and the First-Lien Secured Parties may oppose any payments proposed to be made by any Grantor to the Second-Lien Secured Parties. Furthermore, in the event that any Second-Lien Secured Party actually receives any post-petition interest and/or adequate protection payments in any Insolvency or Liquidation Proceeding, the same shall be segregated and held in trust and promptly paid over to the First-Lien Agent, for the benefit of the First-Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Second-Lien Secured Party hereby authorizes the First-Lien Agent to make any such endorsements as agent for such Second-Lien Secured Party (which authorization, being coupled with an interest, is irrevocable) to be held and/or applied by First-Lien Agent in accordance with the terms of the First-Lien Documents until the Discharge of First-Lien Obligations before any of the same shall be made to one or more of the Second-Lien Secured Parties, and each Second-Lien Secured Party irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments to the First-Lien Agent.

6.4           No Waiver; Reorganization Securities. (a) Nothing contained herein shall prohibit or in any way limit the First-Lien Agent or any First-Lien Secured Party from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Agent or any other Second-Lien Secured Party, including the seeking by the Second-Lien Agent or any other Second-Lien Secured Party of adequate protection or the assertion by the Second-Lien Agent or any other Second-Lien Secured Parties of any of its rights and remedies under the Second-Lien Loan Documents or otherwise.

(b)           If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First-Lien Obligations and on account of Second-Lien Obligations, then, to the extent the debt obligations distributed on account of the First-Lien Obligations and on account of the Second-Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.5           Preference Issues.  If any First-Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Secured Parties shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second-Lien Agent or any Second-Lien Secured Party on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First-Lien Agent for the benefit of the First-Lien Secured Parties, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.

6.6           Post-Petition Interest.

(a)           Neither the Second-Lien Agent nor any other Second-Lien Secured Party shall oppose or seek to challenge any claim by the First-Lien Agent or any other First-Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses.  Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Secured Parties, and is intended to provide the First-Lien Secured Parties with the right, to receive payment from the Collateral of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b)           Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims and Liens) from the Second-Lien Obligations (and the security therefor).

6.7           Waivers.  The Second-Lien Agent, for itself and on behalf of the other Second-Lien Secured Parties, waives any claim it may hereafter have against any First-Lien Secured Party arising out of the election by any First-Lien Secured Party of the application to the claims of any First-Lien Secured Party of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.  The Second-Lien Agent and the Second-Lien Secured Parties agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First-Lien Secured Parties’ claims as fully secured claims with respect to all or part of the First-Lien Obligations or for allowance of any First-Lien Obligations (including those consisting of post-petition interest, fees or expenses) or opposing any action by the First-Lien Agent or the First-Lien Secured Parties to enforce their rights or remedies arising under the First-Lien Documents in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the First-Lien Obligations under the First-Lien Documents or (iii) asserting any claims which the Grantors may hold with respect to the First-Lien Secured Parties. The First-Lien Secured Parties agree not to initiate or prosecute or join with any person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Second-Lien Obligations under the Second-Lien Loan Documents.

6.8           Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Agent, none of the Second-Lien Secured Parties shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Secured Parties or the value of any claims of First-Lien Secured Parties under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the First-Lien Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 7.           Reliance; Waivers; Etc.

7.1           Reliance.  Other than any reliance on the terms of this Agreement, the First-Lien Agent, on behalf of itself and the First-Lien Secured Parties under the First-Lien Documents, acknowledges that it and the other First-Lien Secured Parties have, independently and without reliance on the Second-Lien Agent or any other Second-Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document or this Agreement. The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, acknowledges that it and the other Second-Lien Secured Parties have, independently and without reliance on the First-Lien Agent or any other First-Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second-Lien Loan Documents or this Agreement.

7.2           No Warranties or Liability. The First-Lien Agent, on behalf of itself and the First-Lien Secured Parties under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Agent and the other Second-Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, acknowledges and agrees that each of the First-Lien Agent and the First-Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Agent and the other Second-Lien Secured Parties shall have no duty to the First-Lien Agent or any of the other First-Lien Secured Parties, and the First-Lien Agent and the other First-Lien Secured Parties shall have no duty to the Second-Lien Agent or any of the Second-Lien Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including under the First-Lien Documents and the Second-Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3           No Waiver of Lien Priorities.

(a)           No right of the First-Lien Secured Parties, the First-Lien Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of the Borrower or any other Grantor or by any act or failure to act by any First-Lien Secured Party or the First-Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the First-Lien Agent or the First-Lien Secured Parties, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First-Lien Documents and except as otherwise expressly provided in this Agreement), the First-Lien Secured Parties, the First-Lien Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Agent or any other Second-Lien Secured Party, without incurring any liabilities to the Second-Lien Agent or any other Second-Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Agent or any Second-Lien Secured Parties is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)           change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Agent or any of the First-Lien Secured Parties, the First-Lien Obligations or any of the First-Lien Documents;

(iii)          sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Borrower or any other Grantor to the First-Lien Secured Parties or the First-Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iv)          settle or compromise any First-Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

(v)           exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the First-Lien Secured Parties or any liability incurred directly or indirectly in respect thereof; and

(vi)          release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of the Borrower, any other Grantor or any other Person or entity with respect thereto.

(c)           The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, and each other Second-Lien Secured Party (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4           Waiver of Liability.

(a)           The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, also agrees that the First-Lien Secured Parties and the First-Lien Agent shall have no liability to the Second-Lien Agent or any other Second-Lien Secured Parties, and the Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, hereby waives any claim against any First-Lien Secured Party or the First-Lien Agent, arising out of any and all actions which the First-Lien Secured Parties or the First-Lien Agent may take or permit or omit to take with respect to:  (i) the First-Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral.  The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, agrees that the First-Lien Secured Parties and the First-Lien Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise.  Neither the First-Lien

Agent nor any other First-Lien Secured Party nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Grantor or upon the request of the Second-Lien Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Secured Party by accepting the benefits of the Second-Lien Collateral Documents agrees that neither the First-Lien Agent nor any other First-Lien Secured Party (in directing the First-Lien Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Secured Parties holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Secured Parties from such realization, sale, disposition or liquidation.

(b)           With respect to its share of the Obligations, GE Capital or Jefferies Finance, as the case may be ( each a “Bank” and together, the “Banks”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Secured Party, all as if the Banks were not the First-Lien Agent or the Second-Lien Agent, as the case may be. The term “Secured Parties” or any similar term shall, unless the context clearly otherwise indicates, include each Bank, in its individual capacity as a Secured Party. The Banks and their respective affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their respective Affiliates as if the Banks were not acting as the First-Lien Agent or Second-Lien Agent, as the case may be, and without any duty to account therefor to any other Secured Party.

7.5           Obligations Unconditional.  All rights, interests, agreements and obligations of the First-Lien Agent and the other First-Lien Secured Parties and the Second-Lien Agent and the other Second-Lien Secured Parties, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First-Lien Document or any Second-Lien Loan Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Loan Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Agent or any Second-Lien Secured Party in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control.

8.2           Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Secured Parties may continue, at any time and without notice to the Second-Lien Agent or any other Second-Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon.  The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Agent, the other Second-Lien Secured Parties and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Credit Agreement terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the First-Lien Agent, the other First-Lien Secured Parties and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Secured Parties under Section 6.5 hereof.

8.3           Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Agent or the First-Lien Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the First-Lien Agent (at the direction of the Required First-Lien Secured Parties) may, without the written consent of any other Secured Party, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First-Lien Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First-Lien Secured Parties” and “Secured Parties” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected.

8.4           Information Concerning Financial Condition of Holdings and its Subsidiaries. The First-Lien Agent and the First-Lien Secured Parties, on the one hand, and the Second-Lien Agent and the other Second-Lien Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The First-Lien Agent and the other First-Lien Secured Parties shall have no duty to advise the Second-Lien Agent or any other Second-Lien Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First-Lien Agent or any of the other First-Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Agent or any other Second-Lien Secured Party, it or they shall be under no obligation (w) to make, and the First-Lien Agent and the other First-Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.  Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Secured Parties or Second-Lien Agent pay over to the First-Lien Agent or any of the other First-Lien Secured Parties under the terms of this Agreement, the Second-Lien Secured Parties and the Second-Lien Agent shall be subrogated to the rights of the First-Lien Agent and such other First-Lien Secured Parties; provided that, the Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred.  Each of the Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Agent or the other Second-Lien Secured Parties and paid over to the First-Lien Agent or the other First-Lien Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Borrower or any other Grantor under the Second-Lien Loan Documents.

8.6           Application of Payments. All payments received by the First-Lien Agent or the other First-Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Secured Parties, in their sole discretion, deem appropriate in accordance with the First-Lien Documents.  The Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor in accordance with the First-Lien Documents.

8.7           SUBMISSION TO JURISDICTION; WAIVERS.  (a)  THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)           THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN DOCUMENTS AND THE SECOND-LIEN LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8           Notices. All notices to the Second-Lien Secured Parties and the First-Lien Secured Parties permitted or required under this Agreement may be sent to the Second-Lien Agent and the First-Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, (i) the addresses of each Agent shall be as set forth opposite such Agent’s name on the signature pages hereto and (ii) the addresses of each Grantor shall be as set forth in the respective Collateral Documents, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9           Further Assurances. Each of the First-Lien Agent, on behalf of itself and the First-Lien Secured Parties under the First-Lien Documents, the Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, the Borrower and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Agent or the Second-Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  Each Second-Lien Secured Party, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Agent, on its behalf.

8.10         APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

8.11         Binding on Successors and Assigns.  This Agreement shall be binding upon First-Lien Agent, the other First-Lien Secured Parties, the Second-Lien Agent, the other Second-Lien Secured Parties and their respective successors and assigns.

8.12         Specific Performance. Each of the First-Lien Agent and the Second-Lien Agent may demand specific performance of this Agreement. Each of the First-Lien Agent, on behalf of itself and the First-Lien Secured Parties under the First-Lien Documents, and the Second-Lien Agent, on behalf of itself and the Second-Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Agent or the Second-Lien Agent, as the case may be.

8.13         Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15         Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Secured Party, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.

8.16         No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Secured Parties and the Second-Lien Secured Parties. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the First-Lien Agent and the First-Lien Secured Parties, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Secured Parties, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Loan Documents, respectively.

8.17         Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties on the one hand and the Second-Lien Secured Parties on the other hand. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First-Lien Documents and the Second-Lien Loan Documents, respectively.

8.18         Grantors; Additional Grantors.  It is understood and agreed that the Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto.  The original Grantors hereby covenant and agree to cause each Subsidiary of the Borrower which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First-Lien Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the First-Lien Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

* * *

GEO HOLDINGS CORP.
as Grantor

By:	/s/ Charles Lowrey
Name:	Charles Lowrey
Title:	Vice President, and Chief Financial Officer

GUNDLE SLT/ENVIRONMENTAL, INC.
as Grantor

By:	/s/ Charles Lowrey
Name:	Charles Lowrey
Title:	Vice President, and Chief Financial Officer

GSE LINING TECHNOLOGY, LLC
as a Grantor

By:	/s/ Charles Lowrey
Name:	Charles Lowrey
Title:	Vice President, and Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Notice Address:	FIRST-LIEN AGENT

General Electric Capital Corporation	GENERAL ELECTRIC CAPITAL
500 West Monroe Street	CORPORATION, in its capacity as
Chicago, Illinois 60661	First-Lien Agent
Attn: GSE Account Officer
Telecopier No.: (312) 441-7211	By:	/s/ Richard B. Davidson
	Name:	Richard B. Davidson
With a copy to:	Title:	Duly Authorized Signatory

General Electric Capital Corporation
401 Merritt 7
Norwalk, Connecticut 06851
Attn: Barbara Gould
Facsimile: (203) 956-4216

and

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Corporate Counsel-Global Sponsor Finance
Telecopier No.: (312) 441-6876

SECOND-LIEN AGENT

Notice Address:	JEFFERIES FINANCE LLC, in its capacity
as Second-Lien Agent
Jefferies Finance LLC
520 Madison Avenue
New York, New York 10022	By:	/s/ E. Joseph Hess
Attn: Account Manager - Gundle/STL Environmental	Name:	E. Joseph Hess
Facsimile: 212-284-3444	Title:	Managing Director

Signature Page to Inter creditor Agreement